RGP Holding, Inc.
                            225 City Avenue, Suite 14
                              Bala Cynwyd, PA 19004
                       (610) 660-8804 fax: (610) 660-8817


Raymond G. Perelman
C.E.O.



                                                             May 16, 2003


Glenn Paton
V.P. and Treasurer
Dana Corporation
4500 Door Street
Toledo, OH 43615

Dear Mr. Paton,

         This is to confirm our agreement that for consideration duly agreed upon and tendered Dana Corporation hereby gives to RGP Holding, Inc. the option to purchase Dana's 600,012 shares of Champion Parts, Inc. common stock at an option price of fifty cents ($.50). This option is exercisable until June 18, 2003. By your signature on the bottom of this letter you hereby agree to this option.

                                                          Very truly yours,

                                                       /s/ Raymond G. Perelman
                                                       -------------------------
                                                           Raymond G. Perelman




/s/ Glenn Paton
------------------------
Glenn Paton
Treasurer
Dana Corporation